SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GENEREX BIOTECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)           Title of each class of securities to which transaction applies:

2)           Aggregate number of securities to which transaction applies:

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)           Proposed maximum aggregate value of transaction:

5)           Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

GENEREX BIOTECHNOLOGY CORPORATION
33 Harbour Square
Suite 202
Toronto, Ontario, Canada M5J 2G2

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD FRIDAY, SEPTEMBER 17, 2010

Dear Stockholder:

You are cordially invited to attend a special  meeting of stockholders of Generex Biotechnology Corporation ("Generex") that will be held on Friday, September 17, 2010, at 10:00 a.m. (local time), at the Meeting Rooms, Westin Harbour Castle Hotel, 1 Harbour Square, Toronto, Ontario Canada M5J 1A6, for the following purposes, as set forth in the accompanying Proxy Statement:

1.
To approve an amendment to our Restated Certificate of Incorporation (i) to effect a reverse stock split of our common stock, at an exchange ratio of not less than 1-for-2 and not more than 1-for-10 at any time prior to September 16, 2011 (the implementation of the reverse stock split, ratio and timing of which will be subject to the discretion of the Board of Directors), and (ii) following the reverse stock split, if implemented, to reduce the number of authorized shares of common stock from 750,000,000 to 500,000,000 unless the Board of Directors utilizes a ratio of not more than 1-for-2, in which case, the number of authorized shares of common stock will be maintained at 750,000,000;

2.	To approve the adjournment of the Generex special meeting, if necessary, to solicit additional proxies for the foregoing proposal; and

3.	To conduct any other business as may properly come before the Generex special meeting or any adjournment or postponement thereof.

The Board of Directors has established the close of business on August 17, 2010, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the special meeting and any adjournment or postponement thereof.  This Notice and the Proxy Statement and the attached proxy card are being mailed to stockholders on or about August 23, 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 17, 2010: The proxy statement for the special meeting of stockholders will be made available to stockholders on the Internet at www.generex.com/proxy.

Your vote is very important. Whether or not you plan to attend the special meeting of stockholders, we urge you to vote and to submit your proxy over the Internet, by telephone or by mail. If you are a registered stockholder and attend the meeting, you may revoke the proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

By order of the Board of Directors,

/s/ Rose C. Perri
Rose C. Perri
Secretary

August 23, 2010

GENEREX BIOTECHNOLOGY CORPORATION
33 Harbour Square
Suite 202
Toronto, Ontario, Canada M5J 2G2

PROXY STATEMENT

TABLE OF CONTENTS

Page

About the Special Meeting and Voting at the Meeting	1
Approval of an Amendment to Generex’s Restated Certificate of Incorporation, Subject to the Board’s
Discretion, to Effect a Reverse Stock Split and to Reduce the Number of Authorized Shares of Common Stock
from 750,000,000 to 500,000,000 unless the Board of Directors utilizes a ratio of not more than 1-for-2,
in which case, the Number of Authorized Shares will be Maintained at 750,000,000 (Item 1 on the Proxy Card)	4
Approval of the Adjournment of the Generex Special Meeting, If Necessary to Solicit Additional Proxies for
the Reverse Stock Split Proposal (Item 2 on the Proxy Card)	12
Other Matters	12
Security Ownership of Certain Beneficial Owners and Management	13
Other Information	15
Annual Report	15
Appendix A – Form of Certificate of Amendment to Restated Certificate of Incorporation	A-1

i

ABOUT THE SPECIAL MEETING AND VOTING AT THE MEETING

Why am I being furnished this Proxy Statement?

This Proxy Statement is provided to the stockholders of Generex in connection with the solicitation by our Board of Directors of proxies for use at a special meeting of stockholders to be held on Friday, September 17, 2010 at 10:00 a.m. (local time), at the Meeting Rooms, Westin Harbour Castle Hotel, 1 Harbour Square, Toronto, Ontario Canada M5J 1A6, and any adjournments or postponements thereof.

What are the items of business for the meeting?

The items of business for the meeting are as follows:

•
To approve an approve an amendment to our Restated Certificate of Incorporation (i) ) to effect a reverse stock split of our common stock, at an exchange ratio of not less than 1-for-3 and not more than 1-for-10 at any time prior to September 16, 2011 (the implementation of the reverse stock split, ratio and timing of which will be subject to the discretion of the Board of Directors), and (ii) following the reverse stock split, if implemented, to reduce the number of authorized shares of common stock from 750,000,000 to 500,000,000 unless the Board of Directors utilizes a ratio of not more than 1-for-2, in which case, the number of authorized shares of common stock will be maintained at 750,000,000.

•	To approve the adjournment of the Generex special meeting, if necessary, to solicit additional proxies for the foregoing proposal; and

•	To conduct any other business as may properly come before the Generex special meeting or any adjournment or postponement thereof.

Who is soliciting my proxy?

The Board of Directors is soliciting your proxy in order to provide you with an opportunity to vote on all matters scheduled to come before the meeting whether or not you attend the meeting in person.

Who is entitled to vote?

You may vote if you owned shares of Generex’s common stock as of the close of business on August 17, 2010, which is the record date.  You are entitled to one vote for each share of common stock that you own.  As of August 17, 2010, we had 269,360,643 shares of common stock outstanding.

How do I vote before the meeting?

If you hold your shares in your own name as the stockholder of record, you have three options for voting and submitting your proxy before the meeting:

•	By Internet — We encourage you to vote and submit your proxy over the Internet at www.proxyvote.com.
•	By Telephone — You may vote and submit your proxy by calling 1-800-690-6903.
•	By Mail — You may vote by completing, signing and returning the enclosed proxy card.

If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.  Certain of these institutions offer telephone and Internet voting.  Please refer to the information forwarded by your bank, broker or other nominee to see which options are available to you.

What shares can I vote?

You may vote all shares owned by you as of the close of business on August 17, 2010, the record date.  These shares include:

•	Shares held directly in your name as the stockholder of record; and
•
Shares of which you are the beneficial owner but not the stockholder of record (typically referred to as being held in “street name”).  These are shares that are held for you through a broker, trustee or other nominee such as a bank.

May I vote at the meeting?

You may vote your shares at the meeting if you attend in person.  If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting.  Even if you plan to attend the meeting, we encourage you to vote your shares by proxy over the Internet, by telephone or by mail.

How do I revoke my proxy?

If you are the stockholder of record, you may revoke your proxy at any time before the polls close at the meeting.  You may change you vote by:

•	Signing another proxy card with a later date and returning it to us prior to the meeting.
•	Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on September 16, 2010.
•	Voting at the meeting if you are the stockholder of record.
•	Voting at the meeting if you are the beneficial owner and have obtained a legal proxy from your bank or broker.

Our principal executive offices are located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, and our telephone number is (416) 364-2551.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, vote by telephone, return your proxy, or vote by ballot at the special meeting.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted.  The proposal to approve the reverse stock split, is considered a non-routine matter; therefore, your brokerage firm cannot vote your shares with respect to this proposal unless they receive your voting instructions. We encourage you to provide voting instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the special meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

What if I return my proxy card but do not provide voting instructions?

Proxy cards that are signed and returned but do not contain instructions will be voted as follows:

•
FOR the approval of an amendment to our Restated Certificate of Incorporation (i) to effect a reverse stock split of our common stock, at an exchange ratio of not less than 1-for-3 and not more than 1-for-10 at any time prior to September 16, 2011 (the implementation of the reverse stock split, ratio and timing of which will be subject to the discretion of the Board of Directors), and (ii) following the reverse stock split, if implemented, to reduce the number of authorized shares of common stock from 750,000,000 to 500,000,000 unless the Board of Directors utilizes a ratio of not more than 1-for-2, in which case, the number of authorized shares of common stock will be maintained at 750,000,000.

•	FOR the approval of the Adjournment of the Generex special meeting, if necessary, to solicit additional proxies for the foregoing proposal.

•	In accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the meeting.

What does it mean if I receive more than one proxy card?

Your shares are probably registered in more than one account.  You should vote all of your shares.  We encourage you to consolidate all of your accounts by registering them in the same name, social security number and address.  For assistance consolidating accounts where you are the stockholder of record, you may contact our transfer agent, StockTrans, at 1-800-733-1121.

May stockholders ask questions at the meeting?

Yes.  Generex representatives will answer stockholders’ questions of general interest at the end of the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of August 17, 2010 must be present in person or by proxy at the meeting.  This is referred to as a quorum.  Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail.  Shares voted by banks or brokers on behalf of beneficial owners are also counted as present at the meeting.  In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum with respect to any matter properly brought before the meeting.  Broker non-votes occur on a matter when a bank or broker is not permitted under applicable rules and regulations to vote on a matter without instruction from the beneficial owner of the underlying shares and no instruction has been given.

If a quorum is not present, we expect that the special meeting will be adjourned until we obtain a quorum.

How many votes are needed for each proposal and how are the votes counted?

Approval of an Amendment of the Restated Certificate of Incorporation, Subject to the Board’s Discretion, to Effect a Reverse Stock Split and to Reduce the Number of Authorized Shares of Common Stock from 750,000,000 to 500,000,000 unless the Board of Directors utilizes a ratio of not more than 1-for-2, in which case, the Number of Authorized Shares will be Maintained at 750,000,000. (Item 1 on the Proxy Card).  To approve the reverse stock split proposal, stockholders holding a majority of the outstanding shares of Generex common stock must vote FOR the proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on this proposal and will have the same effect as a vote AGAINST the proposal. If you vote to ABSTAIN on this proposal, your shares will not be voted in favor of the proposal, will not be counted as votes cast or shares voting on the proposal, and will have the same effect as a vote AGAINST the proposal.

Approval of the Adjournment of the Generex Special Meeting, If Necessary to Solicit Additional Proxies for the Reverse Stock Split Proposal (Item 2 on the Proxy Card). To approve the adjournment of the Generex special meeting, if necessary, to solicit additional proxies for the proposal set forth as Item 1 on the Proxy Card, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR the proposal.  For purposes of this vote, an abstention or a failure to vote will not affect whether the proposal is approved once a quorum is established.

Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of a majority of the shares of commons stock present in person or by proxy at the meeting in order to be approved.  On any such proposal, abstentions will be counted as negative votes in the tabulation of the votes cast by stockholders.  Broker non-votes will not be counted in the tabulation of the votes cast on the proposal but will be counted for purposes of establishing a quorum.

How will proxies be voted on other items or matters that properly come before the meeting?

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Is Generex aware of any other item of business that will be presented at the meeting?

The Board of Directors does not intend to present, and does not have any reason to believe that others will present, any item of business at the special meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Where do I find the voting results of the special meeting?

We will report the voting results in a Form 8-K within four business days after the end of the special meeting.

Who bears the costs of soliciting these proxies?

We have hired Morrow & Co., LLC to assist us in soliciting proxies in connection with the special meeting. We will pay Morrow’s fees, which we expect to be approximately $5,500, plus all expenses for such services.  In addition, our directors, officers, and employees may solicit proxies by telephone, e-mail, and in person, without additional compensation.  Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.  All costs and expenses of any solicitation, including the cost of preparing this proxy statement and posting it on the Internet and mailing the Proxy Materials, will be borne by Generex.

APPROVAL OF AN AMENDMENT TO GENEREX’S RESTATED CERTIFICATE OF INCORPORATION, SUBJECT TO THE BOARD’S DISCRETION, TO EFFECT A REVERSE STOCK SPLIT AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 750,000,000 TO 500,000,000 UNLESS THE BOARD OF DIRECTORS UTILIZES A RATIO OF NOT MORE THAN 1-FOR-2, IN WHICH CASE, THE NUMBER OF AUTHORIZED SHARES WILL BE MAINTAINED AT 750,000,000
(Item 1 on the Proxy Card)

What am I voting on?

You are voting on a proposal to approve an amendment to our Restated Certificate of Incorporation (i) to effect a reverse stock split of our common stock at an exchange ratio of not less than 1-for-3 and not more than 1-for-10 at any time prior to September 16, 2011 (the implementation of the reverse stock split, ratio and timing of which will be subject to the discretion of the Board of Directors) (the “Reverse Stock Split”), and (ii) following the Reverse Stock Split, if implemented, to reduce the number of authorized shares of common stock from 750,000,000 to 500,000,000 unless the Board of Directors utilizes a ratio of not more than 1-for-2, in which case, the number of authorized shares of common stock will be maintained at 750,000,000 (collectively, the “Amendment”), without further approval of the stockholders, upon a determination by the Board of Directors that such Amendment is in the best interests of Generex and its stockholders.

The Board of Directors has unanimously authorized the proposed Amendment to our Restated Certificate of Incorporation, subject to the Board’s discretion, to effect the Reverse Stock Split and to reduce the number of the authorized shares of common stock except where the Reverse Stock Split ratio is not more than 1-for-2..  The form of the proposed Amendment is attached to this proxy statement as Appendix A and is incorporated herein by reference.

Why is the Reverse Stock Split necessary?

The Board of Director’s primary objective in proposing the Reverse Stock Split is to raise the per share trading price of our common stock. The Board of Directors believes that by increasing the market price per share of our common stock, we may regain and maintain compliance with the NASDAQ listing requirements.

On July 23, 2008, we received notice from The NASDAQ Stock Market that we were not compliance with Marketplace Rule 4310(c)(4) (now known as Listing Rule 5550(a)(2)), which requires us to have a minimum bid price per share of at least $1.00 for thirty (30) consecutive business days.  In accordance with this Rule, we had 180 calendar days, or until January 20, 2009, subject to extension, to regain compliance with this Rule.  Our initial compliance period of 180 calendar days ending on January 20, 2009 was subsequently extended until November 9, 2009 due to NASDAQ’s temporary suspension of the minimum bid price requirement from October 16, 2008 until August 3, 2009.

On November 9, 2009, we received a second letter from NASDAQ indicating that we had not regained compliance with the $1.00 minimum bid price required for continued listing under Listing Rule 5550(a)(2) within the grace period previously allowed by NASDAQ following the initial notice of noncompliance on July 23, 2008.  Pursuant to Listing Rule 5810(c)(3)(A), NASDAQ gave us an additional 180 calendar day compliance period because we met all other initial inclusion criteria (other than the minimum bid price requirement) as of January 6, 2009.  We had 180 calendar days, or until May 5, 2010, to regain compliance with the rule.  NASDAQ noted that if we failed to regain compliance with this rule during the grace period, our common stock would be subject to immediate delisting.  To regain compliance with the minimum bid price requirement, the closing bid price of our common stock had to close at $1.00 per share or more for a minimum of ten consecutive business days.

On May 5, 2010, our stock closed at $0.3999.  On May 6, 2010, we received a delisting determination letter from the staff of The Nasdaq Stock Market due to our failure to regain compliance with The Nasdaq Capital Market's minimum bid price requirement for continued listing.  We are appealing the Nasdaq Staff's determination.  The hearing occurred on June 10, 2010.  The appeal to the Hearings Panel will stay the suspension of our securities and the filing of a Form 25-NSE with the SEC.  The filing of a Form 25-NSE would remove our stock from listing and registration on The Nasdaq Stock Market.  On July 9, 2010, the Nasdaq Hearings Panel granted our request to remain listed on The Nasdaq Stock Market, subject to certain conditions.  One of these conditions included us informing the Panel on or about July 28, 2010 that we had obtained shareholder approval to implement a reverse stock split in a ratio sufficient to meet the $1.00 bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2).

On July 28, 2010, we held our Annual Meeting in Toronto, Ontario Canada.  One of the proposals that was voted on by our stockholders at the Annual Meeting was whether or not to approve a proposed Amendment to our Restated Certificate of Incorporation to, among other things, effect a reverse stock split in a ratio of not less than 1-for-3 and not more than 1-for-10 at any time prior to July 27, 2011 (the ratio and timing of which will be subject to the discretion of the Board of Directors) and, following the reverse stock split, to maintain the authorized shares of common stock at 750,000,000 (collectively the “Proposed Amendment”).  Although 60.62% of the voting stockholders voted in favor of the Proposed Amendment, it was not approved because a favorable vote from the holders of at least 50% of the outstanding shares would have been needed to approve it.  We attribute the shortfall in votes cast to a recent change in the broker voting rules, which prohibits brokers holding shares in street name to vote those shares on a reverse stock split proposal in the absence of an instruction from the beneficial owner (such proxy proposals are now for the first time considered “non-routine” matters).

As a consequence of Generex’s failure to meet the Nasdaq Hearings Panel’s condition that we obtain shareholder approval of a reverse stock split, Generex may be delisted from The Nasdaq Stock Market.

We have reported the above results to the Nasdaq Hearings Panel, and requested additional time to hold the special meeting dedicated to approving the Reverse Stock Split.  To date, NASDAQ has taken no further action to delist Generex, nor has the Hearings Panel formally responded to our request.  We have been informally advised that the Hearings Panel will hold the status quo and allow Generex to attempt to authorize and then effect the Reverse Stock Split, subject to all of the other original conditions.  Even if the Reverse Stock Split is effected, we will continue to be required to attain and maintain the $1.00 minimum price within the original time parameters.  This will be much more difficult than if the Reverse Stock Split had been authorized at the Annual Meeting.

The Board of Directors approved the Reverse Stock Split proposal in part as a potential means of increasing the share price of our common stock in anticipation of our receipt of a delisting notice from NASDAQ.
.
The Reverse Stock Split is intended to raise the bid price of the common stock to satisfy the $1.00 minimum bid price requirement.  However, there can be no assurance that the Reverse Stock Split, if implemented, will have the desired effect of sufficiently raising the common stock price.

What will happen if Generex’s common stock is delisted from NASDAQ?

If our common stock is delisted, the stock would then be eligible for quotation on the Over-The-Counter (OTC) Bulletin Board maintained by NASDAQ, on another over-the-counter quotation system or on the “pink sheets.”

If our common stock is delisted from NASDAQ and our public float falls below $75 million, we may become ineligible to use the SEC Form S-3 to register additional shares of common stock for issuance by us in certain circumstances and to register additional shares of common stock for resale by others.  This will make it more difficult and more expensive for us to register any additional securities, which may adversely affect our ability to raise additional funds.

In addition, if our common stock is delisted from NASDAQ, the liquidity and marketability of shares of our common stock would decrease. As a result, an investor might find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock. If our common stock were to be delisted and the trading price of the common stock were to continue to be less than $1.00 per share, trading in our common stock would also be subject to certain rules under the 1934 Act which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock” involving persons other than established customers and accredited investors. The additional burdens imposed upon broker-dealers might discourage broker-dealers from effecting transactions in our common stock, which might further affect the liquidity of our common stock. For these reasons, we believe that current and prospective investors will view an investment in our common stock more favorably if the shares remain listed on The NASDAQ Capital Market than if our common stock trades on the OTC Bulletin Board or similar trading systems.

Why is the Board requesting discretion to determine the reverse split ratio and to effect  the Reverse Stock Split?

The Board of Directors believes that the availability of a range of reverse split ratios will provide the Board with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for Generex and its stockholders.  In determining which reverse stock split ratio to implement, if any, following the receipt of stockholder approval, the Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of the common stock;
•	the then prevailing trading price and trading volume of the common stock and the anticipated impact of the Reverse Stock Split on the trading market for the common stock;
•	which reverse split ratio would result in the greatest overall reduction in Generex’s administrative costs; and
•	prevailing general market and economic conditions.

To effect the Reverse Stock Split, the Board would set the timing for such a split and select the specific ratio from the range of ratios described in this proxy statement. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split. If the proposal is approved by stockholders, and the Board determines to implement any of the reverse stock split ratios, we would communicate to the public, prior to the effective date of the Reverse Stock Split, additional details regarding the Reverse Stock Split, including the specific ratio the Board selects.

Although the Board of Directors requests stockholder approval of the proposed amendment to the Restated Certificate of Incorporation, the Board reserves the authority to decide, in its discretion, to abandon or delay the Reverse Stock Split after such vote.  For example, the Board may decide in its discretion to abandon or delay the Reverse Stock Split if Generex were to gain compliance with the NASDAQ Capital Market continued listing requirements at the time of the special meeting or soon thereafter.  If the Board fails to effect the Reverse Stock Split within twelve months after the special meeting, stockholder approval again would be required prior to implementing any subsequent reverse stock split.

What are the anticipated effects of the Reverse Stock Split on existing stockholders of Generex?

The number of shares of common stock held by each stockholder will be reduced as a result of the Reverse Stock Split.  For example, if the Board of Directors selects a reverse split ratio of 1-to-5, a stockholder holding 5,000 shares of common stock before the Reverse Stock Split would hold 1,000 shares of common stock immediately after the Reverse Stock Split.  Any outstanding options or warrants would also be adjusted by the same reverse split ratio.  We will not issue fractional shares of common stock.  Where a stockholder would have been entitled to a fractional share, we will round up fractional shares to the nearest whole share. Each stockholder's proportionate ownership of outstanding shares of common stock would remain the same, except for minor differences resulting from the rounding up of fractional shares.  A reverse stock split may leave certain stockholders with one or more "odd lots," which are stock holdings in amounts of fewer than 100 shares of common stock.  These odd lots may be more difficult to sell than shares of common stock in even multiples of 100.  Stockholders selling odd lots created by the Reverse Stock Split may incur increased brokerage commissions in selling such shares.

Except for de minimis adjustments that may result from the treatment of fractional shares as described above, the Reverse Stock Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our common stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The relative voting and other rights that accompany the shares of common stock would not be affected by the Reverse Stock Split.

Although the Reverse Stock Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Amendment will reduce the number of authorized of shares of common stock only to 500,000,000 unless the Board of Directors utilizes a ratio of not more than 1-for-2, in which case, the number of authorized shares of common stock will remain at the current level of 750,000,000..

The following table shows the number of shares that would be (a) issued and outstanding, (b) authorized and reserved for issuance upon the exercise of outstanding capital stock options and warrants (assuming vesting of all nonvested shares underlying such options and warrants), and (c) authorized and unreserved for issuance, and (d) total authorized, in each case upon the implementation of the Reverse Stock Split at a ratio of 1-for-2, a ratio of 1-for-3 and a ratio of 1-for-10 based on our capitalization as of the record date of August 17, 2010.

As of August 17, 2010	Shares Issued and Outstanding	Shares Authorized and Reserved for Issuance(1)	Shares Authorized and Unreserved	Total Authorized
Pre-Split	269,360,643	44,892,383	435,746,974	750,000,000
If 1-for-2 stock split enacted	134,680,322	22,446,192	592,873,486	750,000,000
If 1-for -3 stock split enacted	89,786,881	14,964,128	395,248,991	500,000,000
If 1-for -10 stock split enacted	26,936,064	4,489,238	468,574,698	500,000,000

(1)	Shares which are authorized and reserved for issuance upon the exercise of outstanding options and warrants, assuming the vesting of all nonvested shares underlying such options and warrants.

The additional authorized but unissued shares of common stock that would become available if the Reverse Stock Split is effected may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, and establishing strategic relationships with other companies and expanding Generex’s business or product lines through the acquisition of other businesses or products. In order to support our projected need and timetable for additional equity capital and to provide flexibility to raise the capital necessary to finance ongoing operations, the Board of Directors believes the number of shares of common stock we are authorized to issue should be maintained at a proportionately higher level than would be available if the number of authorized shares was reduced by the Reverse Stock Split ratio – either at 500,000,000 or, in the event the Board of Directors utilizes a ratio of no more than 1-for-2, at 750,000,000.

At the present time, we do not currently have any plans to issue any of the authorized but unissued shares of common stock that would become available for issuance if the Reverse Stock Split proposal is approved by our stockholders and subsequently effected by the Board of Directors.  Even if the Reverse Stock Split is effected, we will be required to obtain stockholder approval prior to the issuance of authorized stock, in certain circumstances, including if (1) the issuance would result in a change of control of Generex, (2) shares are issued to purchase the stock or assets of another company if a director, officer or substantial stockholder of Generex had a 5% or greater interest (or such persons had collectively a 10% or greater interest) in the company or assets to be acquired, or in consideration to be paid in the transaction, and certain other conditions applied, (3) greater than 20% of Generex’s common stock or voting power outstanding prior to the issuance of shares is issued, and (4) if shares are issued pursuant to a new or amended employee option plan.

What are the anticipated effects of the Reverse Stock Split on the market for our common stock?

The Board of Directors believes that an increased stock price could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public.  Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of these policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that make the handling of lower-priced stocks unattractive to brokers from an economic standpoint.  We believe that the anticipated higher market price resulting from a reverse stock split would better enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.  There can be no assurance that this will be the case, however.

What are the anticipated effects of the Amendment on our authorized and outstanding shares?

If and when the Board of Directors elects to effect the Reverse Stock Split, the authorized number of shares of our common stock will be reduced to 500,000,000 or, in the event the Board of Directors utilizes a ratio of no more than 1-for-2, to 750,000,000.  Accordingly, there will be a reduction in the number of authorized shares of our common stock at a proportionately higher level than would be available if the number of authorized shares was reduced by the Reverse Stock Split ratio or, in the event that the Board of Directors selects a Reverse Stock Split ratio of not more than 1-for-2, no reduction in the number of authorized shares. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease, and the additional authorized shares of common stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by our stockholders, except as required by applicable laws and regulations. Because our common stock is traded on The NASDAQ Capital Market, stockholder approval must be obtained, under applicable NASDAQ rules, prior to the issuance of shares for certain purposes, including the issuance of shares of Generex’s common stock equal to or greater than 20% of the then outstanding shares of common stock in connection with a private refinancing or an acquisition or merger, unless an exemption is available from such approval. Such an exemption would be available if the Board authorized the filing of an application with NASDAQ to waive the shareholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize our financial viability and NASDAQ granted us such an exemption.

The additional shares of our common stock to be authorized will be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of our common stock presently issued and outstanding.

What are the anticipated effects of the Reverse Stock Split on our stock plans?

The Reverse Stock Split, when implemented, will affect outstanding stock awards and options to purchase our common stock.  Each of Generex’s 2000 Stock Option Plan, 2001 Stock Option Plan, as amended, and 2006 Stock Plan, as amended (collectively, the "Plans"), includes provisions for appropriate adjustments to the number of shares of common stock covered by each such plan and to stock options and other grants of stock-based awards under the Plan, as well as the per share exercise price. If stockholders approve the Reverse Stock Split and the Board of Directors selects a reverse split ratio of 1-to-5, an outstanding stock option to purchase five shares of common stock would thereafter evidence the right to purchase one share of common stock consistent with the reverse stock split ratio, and the exercise price per share would be a corresponding multiple of the previous exercise price.  For example, a pre-split option for 500 shares of common stock with an exercise price of $0.50 per share would be converted post-split into an option to purchase 100 shares of common stock with an exercise price of $2.50 per share.  Further, the number of shares of common stock reserved for issuance under the plans will be reduced by the same ratio.

Will the Reverse Stock Split have any effect on Generex?

We expect our business and operations to continue as they are currently being conducted and the Reverse Stock Split is not anticipated to have any effect upon the conduct of our business.  We expect to incur expenses of approximately $50,000 to effect the Reverse Stock Split.

What effect will the Reverse Stock Split on Generex’s registration under the Exchange Act?

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 ("Exchange Act"), and we are subject to the periodic reporting and other requirements of the Exchange Act.  As of August 17, 2010, we had 665 holders of record of our common stock (although we have significantly more beneficial holders). We do not expect the Reverse Stock Split and the rounding up of fractional shares to result in a significant reduction in the number of record holders.  We do presently does not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split.

If the Reverse Stock Split is implemented, we currently expect that the common stock will continue to be traded on the NASDAQ Capital Market under the symbol "GNBT", provided that we meet the continued listing requirements (although NASDAQ would likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred).

Will the Reverse Stock Split have any potential anti-takeover or dilutive effect?

The purpose of maintaining our authorized common stock at a proportionately higher level than would be available if the number of authorized shares was reduced by the Reverse Stock Split ratio – either 500,000,000 or 750,000,000 depending on the Reverse Stock Split ratio - is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of the company. The common shares that are authorized but unissued provide our Board of Directors with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board of Directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Amendment would give our Board of Directors authority to issue additional shares from time to time without delay or further action by the shareholders except as may be required by applicable law or the NASDAQ rules. The Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of Generex, nor does the Board of Directors have any present intent to use the authorized but unissued common stock to impede a takeover attempt.

In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a shareholder’s percentage voting power in the company. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our Board of Directors intends to take these factors into account before authorizing any new issuance of shares.

Are there risks associated with the Reverse Stock Split?

Yes, there are certain risks associated with the Reverse Stock Split, including without limitation those described below.

There can be no assurance that the total market capitalization of our common stock (the aggregate value of all Generex common stock at the then market price) after the implementation of the Reverse Stock Split  will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split.

There can be no assurance that the market price per share of our common stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the Reverse Stock Split. For example, based on the closing price of our common stock on August 13, 2010 of $0.36 per share, if the Board were to implement the Reverse Stock Split and utilize a ratio of 1-for-5, we cannot assure you that the post-split market price of our common stock would be $1.80 (that is, $0.36 × 5) per share or greater. In many cases, the market price of a company’s shares declines after a reverse stock split.

Accordingly, the total market capitalization of our common stock after the Reverse Stock Split, when and if implemented, may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

The Reverse Stock Split may not increase our stock price over the long-term, which may prevent us from qualifying for listing with NASDAQ.

While we expect that the Reverse Stock Split, together with other actions required to meet applicable listing standards, will enable our shares to qualify for listing with NASDAQ and that we will be able to continue to meet on-going quantitative and qualitative listing requirements, we cannot be sure that this will be the case. Negative financial results, adverse clinical trials developments, or market conditions could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain applicable NASDAQ listing requirements. Furthermore, in addition to its enumerated listing and maintenance standards, NASDAQ has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to our shares.

If the Reverse Stock Split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

A decline in the market price of our common stock after the Reverse Stock Split is implemented may result in a greater percentage decline than would occur in the absence of the Reverse Stock Split, and the liquidity of our common stock could be adversely affected following the Reverse Stock Split.

If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

How will the Reverse Stock Split be effected?

If approved by shareholders at the special meeting and our Board of Directors concludes that it is in the best interests of Generex and its stockholders to effect the Reverse Stock Split, the Amendment will be filed with the Delaware Secretary of State. The actual timing of the filing of the Amendment with the Delaware Secretary of State to effect the Reverse Split will be determined by the Board of Directors but will be no later than twelve months following the approval of this Item 1. Also, if for any reason the Board of Directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Amendment, without further action by our shareholders. The Reverse Split will be effective as of the date of filing with the Delaware Secretary of State (the “Effective Time”). We will issue a press release and file a Form 8-K pre-announcing the filing of the Amendment prior to its effective filing date.

Upon the filing of the Amendment, without further action on the part of us or the stockholders, the outstanding shares of common stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of common stock based on a Reverse Stock Split ratio of one-for-two to one-for-ten. For example, if you presently hold 1,000 shares of our common stock, you would hold between 500 and 100 shares of our common stock following the Reverse Stock Split.

Will Generex issue fractional shares in connection with the Reverse Stock Split?

The Board of Directors does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. Stockholders of record who would otherwise hold a fractional share because the number of shares of common stock they hold before the Reverse stock Split is not evenly divisible by the split ratio will be entitled to have their fractional share rounded up to the next whole number.

How do I exchange my pre-reverse stock split certificates for new post-reverse stock split certificates?

If we implement the Reverse Stock Split, our transfer agent will act as our exchange agent for purposes of implementing the exchange of stock certificates.

On or after the Effective Time, the exchange agent will mail a letter of transmittal to each stockholder.  Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Stock Split shares only by sending the exchange agent the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require.  Stockholders will not receive certificates for post-Reverse Stock Split shares unless and until they surrender their old certificates.  You should not forward your certificates to the exchange agent until you receive the letter of transmittal, and you should only send in your certificates with the letter of transmittal. If you elect to receive a new stock certificate in the letter of transmittal, the exchange agent will send you a new stock certificate after receipt of your properly completed letter of transmittal and old stock certificate(s).  If you surrender your old stock certificate(s) but do not elect to receive a new stock certificate in the letter of transmittal, you will hold that your shares electronically in book-entry form with our transfer agent as described below. You will not have to pay any service charges in connection with the exchange of your certificates.

Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.  If you hold all of your shares of common stock electronically in book-entry form with our transfer agent, you do not need to take any action as your holdings will be electronically adjusted by our transfer agent to give effect to the Reverse Stock Split.

Upon the Reverse Stock Split, we intend to treat shares of common stock held by stockholders in "street name," that is, through a bank, broker or other nominee, in the same manner as stockholders whose shares of common stock are registered in their names.  Banks, brokers or other nominees will be asked to effect the Reverse Stock Split for their beneficial holders holding the common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split.  If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee directly.

You should not send your certificates now.  You should send them only after you receive the letter of transmittal from our exchange agent.

The par value per share of our common stock will remain unchanged at $0.001 per share after the Reverse Stock Split.  As a result, as of the Effective Date, the stated capital on Generex’s consolidated balance sheet attributable to Generex common stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced.  Per share net income or loss will be increased because there will be fewer shares of common stock outstanding.  We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split. The number of authorized shares of common stock will be reduced from 750,000,000 to 500,000,000 unless the Board of Directors utilizes a ratio of not more than 1-for-2, in which case, the number of authorized shares of common stock will be maintained at 750,000,000.

What are the federal income tax consequences of the Reverse Stock Split?

The following is a summary of certain U.S. federal income tax consequences relating to the Reverse Stock Split as of the date hereof. This summary addresses only U.S. holders who hold their shares of Common Stock as a capital asset for U.S. federal income tax purposes (i.e., generally, property held for investment).

For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. These authorities may be changed, perhaps retroactively, and may adversely affect the U.S. federal income tax consequences described herein. This summary does not discuss all of the tax consequences that may be relevant to particular stockholders or to stockholders subject to special treatment under U.S. federal income tax laws (such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, tax-exempt entities, partnerships, and stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction).

Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, state, local, foreign or other tax consequences of the Reverse Stock Split.

You should consult your own tax adviser concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which you may be subject.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by Generex in furtherance of the Reverse Stock Split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

Generally, the Reverse Stock Split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes. The aggregate adjusted basis of the post-Reverse Stock Split shares will be the same as the aggregate adjusted basis of the pre-Reverse Stock Split shares. The holding period of the post-Reverse Stock Split shares will include a U.S. holder’s holding periods for the pre-Reverse Stock Split shares.

The Federal income tax consequence of the receipt of an additional share of common stock in lieu of a fractional interest is not clear.  If the receipt of a portion of an additional share of common stock is taxed as a dividend, however, any tax liability association with such receipt is not expected to be material.

Generex will not recognize any gain or loss as a result of the Reverse Stock Split.

Am I entitled to dissenters’ or appraisal rights in connection with the proposed Amendment?

The holders of shares of common stock will have no dissenters' rights of appraisal under Delaware law, our Restated Certificate of Incorporation or our Amended and Restated Bylaws with respect to the Amendment to accomplish the Reverse Stock Split.

How many votes are needed for this proposal and how are the votes counted?

The affirmative vote of a majority of the shares of common stock entitled to vote thereon is required to approve the Amendment to our Restated Certificate of Incorporation to accomplish the Reverse Stock Split and to reduce the number of authorized shares of common stock from 750,000,000 to 500,000,000 unless the Board of Directors utilizes a ratio of not more than 1-for-2, in which case, the number of authorized shares of common stock will be maintained at 750,000,000..  The effect of an abstention or broker non-vote is the same as that of a vote against the proposal.

How does the Board of Directors recommend that I vote?

We recommend that you vote FOR the approval of the amendment to our Restated Certificate of Incorporation, subject to the Board’s discretion, to effect the Reverse Stock Split of the common stock and, following the Reverse Stock Split, to reduce the number of authorized shares of common stock from 750,000,000 to 500,000,000 unless the Board of Directors utilizes a ratio of not more than 1-for-2, in which case, the number of authorized shares of common stock will be maintained at 750,000,000.

APPROVAL OF THE ADJOURNMENT OF THE GENEREX SPECIAL MEETING, IF NECESSARY
TO SOLICIT ADDITIONAL PROXIES FOR THE REVERSE STOCK SPLIT PROPOSAL
(ITEM 2 ON THE PROXY CARD)

What am I voting on?

Generex is asking its stockholders to vote on a proposal to approve the adjournment of the Generex special meeting, if necessary, to solicit additional proxies for the proposal set forth as Item 1 on the Proxy Card.

How many votes are needed for this proposal and how are the votes counted?

Approval of adjournment of the Generex special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the votes cast by the holders of Generex common stock entitled to vote thereon at the special meeting, assuming a quorum is present.  For purposes of this vote, an abstention or a failure to vote will not affect whether the proposal is approved once a quorum is established.

How does the Board of Directors recommend that I vote?

We recommend that you vote FOR the approval to adjourn the Generex special meeting, if necessary, to solicit additional proxies for the proposal set forth as Item 1 on the Proxy Card.

OTHER MATTERS

The Generex board of directors is not aware of any other business that may be brought before the special meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table on the following pages sets forth information regarding the beneficial ownership of the common stock by:

•	Our executive officers and directors;
•	All directors and executive officers as a group; and
•	Each person known to us to beneficially own more than five percent (5%) of our outstanding shares of common stock.

The information contained in these tables is as of August 17, 2010, except as indicated below. At that date, we had 269,360,643 shares of common stock outstanding.

A person is deemed to be a beneficial owner of shares if he has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or warrants that are presently exercisable or that will become exercisable within sixty (60) days.

Except as otherwise indicated, the address of each person named in the table below is c/o Generex Biotechnology Corporation, 33 Harbour Square, Suite 202, Toronto, Canada M5J 2G2.

Beneficial Ownership

Name of Beneficial Owner	Number of Shares	Percent of Class

(i) Directors and Executive Officers

John P. Barratt (1)	459,047	*
Mark Fletcher (2)	1,086,803	*
Anna E. Gluskin (3)	2,767,164	1.0%
Rose C. Perri (4)	5,189,887	1.9%
Brian T. McGee (5)	389,047	*
Nola Masterson (6)	83,333	*
Officers and Directors as a group (6 persons)	10,177,981	3.8%

(ii) Other Beneficial Owners (and their addresses)
EBI, Inc. In Trust(7) c/o Miller & Simons First Floor, Butterfield Square P.O. Box 260 Providencials Turks and Caicos Islands British West Indies	1,441,496	* %

GHI, Inc. In Trust (8) c/o Miller & Simons First Floor, Butterfield Square P.O. Box 260 Providencials Turks and Caicos Islands British West Indies	1,907,334	* %

Cranshire Capital, L.P. (9) 3100 Dundee Road, Suite 703 Northbrook, Illinois 60062	12,331,859	4.6%

* Less than 1%.

(1)
Includes 70,000 shares, 70,000, 100,000 and 35,714 shares issuable upon exercise of stock options under the 2001 Plan the expiration dates of which were extended on October 26, 2009, 33,333 shares issuable upon exercise of stock options granted on March 8, 2010 under the 2006 Plan which are vested as of date of this proxy statement, and 150,000 shares of restricted stock awarded on May 30, 2006 under the 2006 Plan.

(2)
Includes 91,077 shares, 470,726 and 250,000 shares issuable upon exercise of stock options under the 2001 Plan the expiration dates of which were extended on October 26, 2009, 100,000 shares issuable upon exercise of stock options granted on March 8, 2010 under the 2006 Plan which are vested as of date of this proxy statement, and 175,000 shares of restricted stock granted in August 2007 under 2006 Stock Plan.

(3)
Includes 26,127 shares held by Ms. Gluskin, 953,667 shares owned of record by GHI, Inc. that are beneficially owned by Ms. Gluskin, 250,000 and 1,120,704 shares issuable upon exercise of stock options under the 2001 Plan the expiration dates of which were extended on October 26, 2009,,200,000 shares of restricted stock granted in August 2007 under 2006 Stock Plan, 37,500 shares issuable upon the exercise of options granted on May 27, 2008 under the 2006 Stock Plan, and 166,666 shares issuable upon exercise of stock options granted on March 8, 2010 under the 2006 Plan which are vested as of date of this proxy statement..

(4)
Includes 229,726  shares held by Ms. Perri, 953,667 shares owned of record by GHI, Inc. that are beneficially owned by Ms. Perri, 250,000 and 576,752 shares issuable upon exercise of stock options under the 2001 Plan the expiration dates of which were extended on October 26, 2009, 175,000 shares of restricted stock granted in August 2007 under 2006 Stock Plan, 93,750 shares issuable upon the exercise of options granted on May 27, 2008 under the 2006 Stock Plan and 133,333 shares issuable upon exercise of stock options granted on March 8, 2010 under the 2006 Plan which are vested as of date of this proxy statement.. Also includes the shares that are owned by the estate of Mr. Mark Perri, of which Ms. Perri is executor and beneficiary, but is not considered to beneficially own for some purposes: 45,914 shares previously owned of record by Mr. Mark Perri; 1,100,000 shares owned of record by EBI, Inc. (of which Mr. Mark Perri was beneficial owner); 305,332 shares held of record by brokerage accounts. Also includes 341,496 shares owned of record by EBI, Inc., which Ms. Perri may be deemed to beneficially own because of the power to vote the shares but which are beneficially owned by other stockholders because they are entitled to the economic benefits of the shares. Ms. Perri is also deemed to beneficially own an additional 953,667 shares owned of record by GHI, Inc. by holding the right to vote such shares. These shares are also beneficially owned by Ms. Gluskin.

(5)
Includes 100,000 shares, 70,000, 100,000 and 35,714 shares issuable upon exercise of stock options under the 2001 Plan the expiration dates of which were extended on October 26, 2009, 33,333 shares issuable upon exercise of stock options granted on March 8, 2010 under the 2006 Plan which are vested as of date of this proxy statement and 150,000 shares of restricted stock awarded on May 30, 2006 under the 2006 Plan.

(6)
Includes 50,000 shares of restricted common stock granted on August 17, 2007 under the 2006 Plan and 33,333 shares issuable upon exercise of stock options granted on March 8, 2010 under the 2006 Plan which are vested as of date of this proxy statement

(7)
All of these shares were previously beneficially owned by Mr. Mark Perri but are now deemed to be beneficially owned by Ms. Perri because she has the sole power to vote the shares. With respect to 1,100,000 of the shares owned of record by EBI, Inc., Ms. Perri also has investment power and otherwise is entitled to the economic benefits of ownership.

(8)
Ms. Gluskin and Ms. Perri each own beneficially 953,667 of the shares owned of record by GHI, Inc. by reason of their ownership of investment power and other economic benefits associated with such shares. The shares beneficially owned by Ms. Gluskin also are deemed to be beneficially owned by Ms. Perri because she has the sole power to vote the shares.

(9)
As reported in Amendment No. 2 to Schedule 13G filed with the SEC on February 12, 2010, Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P.  (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire.  Mitchell P.  Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of any shares of common stock of Generex deemed to be beneficially owned by Cranshire.  The number of shares assumes that there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in Amendment No. 2 to Schedule 13G.

OTHER INFORMATION

Annual Report

Copies of our Annual Report on Form 10-K for the fiscal year ended July 31, 2009 (without exhibits or documents incorporated by reference therein), are available without charge to stockholders upon written request to the Secretary of Generex at Generex Biotechnology Corporation, 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, by calling 305-918-7000 or via the Internet at www.generex.com.

Stockholders are referred to the report for financial and other information about Generex, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Appendix A
FORM OF CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
GENEREX BIOTECHNOLOGY CORPORATION

Generex Biotechnology Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST:                   That, in accordance with Section 242 of the DGCL, the Board of Directors of Generex Biotechnology Corporation (the “Corporation”), by unanimous written consent filed with the minutes of the Board of Directors, duly adopted by resolution the amendment (the “Amendment”) to the Corporation’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and directed that said Amendment be submitted to the stockholders of the Corporation for consideration.

SECOND:              That thereafter, the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon approved the Amendment at a special meeting of the Corporation’s stockholders in accordance with Section 242 of the DGCL.

THIRD:                 Effective upon the filing of this Certificate of Amendment with the Delaware Secretary of State, the Certificate of Incorporation is hereby amended by deleting Article FOURTH in its entirety and replacing it with the following:
“FOURTH: The aggregate number of shares of all classes of stock that this Corporation shall have the authority to issue after giving effect to the Reverse Stock Split (as defined herein) is [751,000,000 or 551,000,000]1 shares, consisting of (a) [750,000,000 or 500,000,000] shares of common stock, par value $.001 per share, and (b) 1,000,000 shares of preferred stock, par value $.001 per share.  The preferred stock may be issued in one or more series and may have preferences as to dividends and to liquidation of the Corporation.  The Board of Directors of the Corporation shall establish the specific rights, preferences, voting privileges and restrictions of such preferred stock or any series thereof..

“Upon the filing and effectiveness (the “Effective Time”) of this Certificate if Amendment to the Restated Certificate of Incorporation, each [number]2 shares of the Corporation’s common stock, issued and outstanding immediately prior to the Effective Time, shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of common stock without any further action by the Corporation or the holder thereof, subject to treatment of fractional share interests as described below (the “Reverse Stock Split”).  No certificates representing fractional shares shall be issued in connection with the Reverse Stock Split.  Stockholders who otherwise would be entitled to receive a fractional share of common stock shall be entitled to receive from the Corporation’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”) shall thereafter represent that number of shares of common Stock into which the shares of common stock represented by such Old Certificate shall have been combined, subject to the elimination of fractional share interests as set forth above.  Shares of common stock that were outstanding prior to the Effective Time and that are not outstanding after the Effective Time shall resume the status of authorized but unissued shares of common stock.”

FOURTH:	This Certificate of Amendment will be effective upon filing.

IN WITNESS WHEREOF, Generex Biotechnology Corporation has caused this Certificate of Amendment to the Restated Certificate of Amendment to be signed by Anna E. Gluskin, its Chief Executive Officer, this      day of                     , 2010.

GENEREX BIOTECHNOLOGY CORPORATION

By:
Anna E. Gluskin Chief Executive Officer

1 Following the Reverse Stock Split, the number of authorized shares of Common Stock will be reduced from 750,000,000 to 500,000,000 unless the Board of Directors utilizes a ratio of not more than 1-for-2, in which case, the number of authorized shares of Common Stock will be maintained at 750,000,000.
2 The ratio for the reverse stock split will selected by our Board of Directors within the range approved by our stockholders.

A-1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends a vote FORproposals 1 and 2.

NOTE: In their discretion, to vote with respect to any other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000073316_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

GENEREX BIOTECHNOLOGY CORPORATION

This proxy is solicited on behalf of the Board of Directors

Special Meeting of Stockholders

September 17, 2010

The stockholder(s) hereby appoint(s) Anna E. Gluskin, Rose C. Perri and Mark Fletcher, or one of them, as proxies, each with the power to appoint his/her substitute(s), and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Generex Biotechnology Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m. (local time), on Friday, September 17, 2010, at the Meeting Rooms, Westin Harbour Castle Hotel, 1 Harbour Square, Toronto, Ontario, Canada M5J 1A6, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

0000073316_2 R2.09.05.010

Continued and to be signed on reverse side